Exhibit 10.2

BOND PURCHASE AGREEMENT

Dated as of November 1, 2023

by and between

JOINT DEVELOPMENT AUTHORITY OF JASPER COUNTY, MORGAN COUNTY,

NEWTON COUNTY AND WALTON COUNTY

and

RIVIAN HORIZON, LLC

$15,000,000,000 MAXIMUM AGGREGATE PRINCIPAL AMOUNT

JOINT DEVELOPMENT AUTHORITY OF JASPER COUNTY, MORGAN COUNTY,

NEWTON COUNTY AND WALTON COUNTY

TAXABLE REVENUE BONDS

(RIVIAN HORIZON, LLC PROJECT)

SERIES 2022

BOND PURCHASE AGREEMENT

This BOND PURCHASE AGREEMENT (this “Agreement”), dated as of November 1, 2023, is by and between the JOINT DEVELOPMENT AUTHORITY OF JASPER COUNTY, MORGAN COUNTY, NEWTON COUNTY AND WALTON COUNTY (the “Issuer”), a development authority and a public body corporate and politic, created and existing under the laws of the State of Georgia (the “State”), and RIVIAN HORIZON, LLC, a limited liability company, in its capacity as the lessee (the “Company”) of the Project, referred to herein, and its successors and assigns as such lessee, and in its capacity as the purchaser (the “Bond Purchaser”) of the hereinafter-described revenue bonds of the Issuer.

W I T N E S S E T H:

WHEREAS, the Issuer is a public body corporate and politic and a development authority duly created pursuant to the Development Authorities Law of the State of Georgia, O.C.G.A. § 36-62-1, et seq., as amended (the “Act”); and

WHEREAS, the Act provides that the Issuer is created to develop and promote trade, commerce, industry and employment opportunities for the public good and the general welfare and is authorized by the Act to issue its revenue bonds to acquire “projects” (as defined in the Act) which shall be operated and used by private sector persons, firms or corporations in their trades and businesses; the Issuer’s revenue bonds are to be issued and validated under and in accordance with the applicable provisions of the Revenue Bond Law of the State of Georgia (O.C.G.A. § 36-82-60, et seq.), as heretofore and hereafter amended, and other applicable provisions of law; and

WHEREAS, the Act further authorizes and empowers the Issuer: (i) to lease any such project at a rental which, together with other revenues which may be pledged for such purpose, shall be sufficient to pay debt service on such revenue bonds and to pay all other expenses which the Issuer may incur in connection with the undertaking; (ii) to pledge, mortgage, convey, assign, hypothecate or otherwise encumber such projects and the revenues therefrom as security for the Issuer’s revenue bonds; and (iii) to do any and all acts and things necessary or convenient to accomplish the purpose and powers of the Issuer; and

WHEREAS, the Issuer proposes to issue its revenue bonds (the “Bonds”) in the form of up to four (4) draw-down instruments in a maximum aggregate principal amount of $15,000,000,000 (the “Maximum Principal Amount”), to be issued and to be designated as “Development Authority of Jasper County, Morgan County, Newton County and Walton County Taxable Revenue Bonds (Rivian Horizon, LLC Project), Series 2022,” plus an appropriate series designation, which shall mature on December 1, 2047. Each of the Bonds shall be in substantially the form set forth in Exhibit A to the Bond Resolution (as hereinafter defined), with such variations, omissions, substitutions, legends and insertions as may be approved by the official of the Issuer who executes such Bonds and by the Bond Purchaser; and

WHEREAS, the Issuer leases certain land located in Morgan County, Georgia and Walton County, Georgia (the “Land”) from the State of Georgia pursuant to an Intergovernmental Lease Agreement dated September 2, 2022 (as amended, the “State Lease”); and

WHEREAS, using the proceeds of the Bonds (whether derived directly or indirectly from the issuance of the Bonds), the Issuer will, directly or indirectly, acquire, in whole or in part, a leasehold interest under the State Lease in certain improvements to real property, including buildings and other improvements (the “Buildings”), as well as a fee interest in certain machinery, equipment, and other personal property (the “Equipment”) constituting vehicle manufacturing and research, development, testing, sales and/or service facilities, including potential battery manufacturing facilities, and related facilities to be located on the Land and an economic development project under O.C.G.A. § 36-62-2(6)(N) and 36-80-25 (the Land, Buildings and Equipment are referred to collectively as the “Project”) in order to promote economic development and job creation and to facilitate a property tax incentive for the Company; and

WHEREAS, the Land and Buildings shall be owned by the State and leased to the Issuer under the State Lease, and the Equipment shall be owned by the Issuer; and the Issuer shall make available the entire Project for the Company’s use under a Rental Agreement, dated as of November 1, 2023 (the “Rental Agreement”), under the terms of which the Company will make rental payments and other payments at such times and in such amounts as will be required to pay debt service on the Bonds as and when the same becomes due, subject to the terms and conditions of the Rental Agreement and the Bond Resolution permitting constructive payment of same; the Rental Agreement shall become effective upon the delivery thereof and its term is to end upon the final maturity of the Bonds or, if sooner redeemed pursuant to the Bond Resolution or the Bonds, the date of redemption, and in any event, subject to that certain Option Agreement between the Issuer and the Company dated of even date herewith; and

WHEREAS, pursuant to the resolution adopted by the Issuer (the “Bond Resolution”) authorizing the issuance of the Bonds and the execution of this Agreement and the other agreements relating to the Bonds, the Issuer is pledging, as security for the payment of the Bonds, the Security therefor, including, but not limited to, certain rental payments to be received by the Issuer under the Rental Agreement, the Issuer’s interest in the Rental Agreement (except for certain Reserved Rights), and proceeds of the foregoing; and

WHEREAS, all capitalized terms used herein and which are not defined herein shall be defined as set forth in the Bond Resolution; and

WHEREAS, the Bond Purchaser desires to purchase the Bonds, as the same are issued, and to advance funds or transfer items of property (including, without limitation, the Project) or other legal consideration to the Issuer hereunder, initially on the date of issuance of the Bonds and thereafter from time to time during the term of this Agreement.

NOW, THEREFORE, in consideration of the premises, the parties hereto agree as follows:

1. Purchase and Sale of Bonds. Subject to the terms and conditions hereinafter set forth, the Bond Purchaser hereby agrees to purchase from the Issuer, and the Issuer hereby agrees to sell to the Bond Purchaser, the Issuer’s Bonds, as the same are issued, in the maximum aggregate principal amount of $15,000,000,000, in order to directly or indirectly fund the costs, in whole or in part, of the Project. A Bond in the maximum principal amount of $5,000,000,000 will be issued initially, as described in the Bond Resolution, and up to three (3) additional Bonds may be issued from time to time thereafter, subject to the procedures and conditions set forth in the Bond Resolution. Each of the Bonds will be issued as a “draw down” instrument, with advances of the principal amount thereof (each, an “Advance”) to be made by the Bond Purchaser from time to time on each Bond as more fully described herein.

2. Advance Requests. Advances may be made only with respect to Costs of the Project and costs of issuance of the Bonds. An initial Advance shall be made with respect to each Bond on the date such Bond is issued; all or some portion of such Advance may be made in cash to pay or to reimburse issuance costs relating to such Bond. Thereafter, from time to time, the Company, on behalf of the Issuer, may make one or more requests for advances with respect to each Bond, which shall, when aggregated with prior Advances, not exceed the maximum principal amount of such Bond. Each requisition and advance request for Costs of the Project submitted by the Company to the Issuer, the Custodian and the Bond Purchaser pursuant to the terms of Section 4.02 of the Bond Resolution and Section 4.4 of the Rental Agreement (a “Requisition”) shall be deemed a request of the Company to the Issuer and the Bond Purchaser for an Advance to pay or reimburse the Company for Costs of the Project. Upon receipt of a Requisition, the Bond Purchaser shall make an Advance, in the manner described in Section 3 below, toward the purchase price of the applicable Bond. All Advances made hereunder shall be evidenced by the applicable Bond and shall represent a portion of the principal amount advanced thereunder. The amount of each Advance shall be sufficient (together with any amounts available for such purpose in the Project Fund established under the Bond Resolution) to pay the corresponding Requisition, up to the maximum principal amount of such Bond.

3. Funding Advance Requests. The Issuer and the Bond Purchaser hereby agree that each Advance shall be paid by the Bond Purchaser either (i) directly to the Company, as reimbursement for Costs of the Project incurred, to an account designated by the Company to the Bond Purchaser and Issuer in writing, or (ii) directly to a third party or parties, as payment for Costs of the Project incurred by such parties, all as set forth in the corresponding Requisition submitted by the Company. Notwithstanding the foregoing, in the event the Company and the Bond Purchaser are the same party, and provided that an Advance is for payment to the account of the Company as provided in clause (i) above, then the Bond Purchaser may make such Advance constructively, as provided in Section 4.02 of the Bond Resolution, by ledger entry or other internal notation, and by making the notation on the applicable Bond described in Section 1(c) above, without the necessity of funds being transferred. In such an event, the Bond Purchaser shall be deemed to have made the Advance, in the amount set forth in the Requisition, directly to the Company, as a reimbursement from the proceeds of the applicable Bond for Costs of the Project incurred. Alternatively, the Bond Purchaser may make an Advance by transferring to (i) the Issuer, in the case of Equipment title to property with a value not less than the amount requested on the Company’s Requisition, and (ii) to the State, in the case of Buildings or other improvements to the Land, title to property with a value not less than the amount requested on the Company’s Requisition. The Issuer will be deemed to have accepted title to all Equipment so conveyed. The provisions of this Section 3 are contemplated in Section 4.02 of the Bond Resolution and Section 4.4 of the Rental Agreement, and shall apply notwithstanding any contrary provision of the Bond Resolution or Rental Agreement. So long as this Section 3 is in effect, neither the Issuer nor the Custodian shall have any obligations with respect to funding Requisitions submitted by the Company, making any other transfer of funds into or out of the Project Fund, except as otherwise directed in writing by the Company or the Issuer.

4. Payment of Bonds by Home Office Payment Agreement.

(a) The Issuer agrees and directs that all amounts payable to the Bond Purchaser with respect to the Bonds shall be made directly from the Company (in satisfaction of the Company’s obligation to pay Basic Rent under the Rental Agreement) to the Bond Purchaser (without any presentment of the Bonds, except upon payment of the final installment of principal of a Bond, and without any notation of such payment being made thereon) by transmitting before 11:00 A.M., Atlanta, Georgia time (on each date on which interest or principal and interest on the Bonds becomes due) by bank wire transfer to the Bond Purchaser or in such other manner or at such address in the United States as may be designated by the Bond Purchaser in writing. Any payment made in accordance with the provisions of this Section shall be accompanied by sufficient information to identify the source and proper application of such payment.

(b) Notwithstanding the foregoing, so long as the Bond Purchaser and the Company are the same entity, payments of debt service on the Bonds may be made by the Company to the Bond Purchaser by ledger entry or other internal notation without any necessity of funds being transmitted. The Issuer shall not be deemed to have any notice of any failure of the Company to make any payment of principal of or interest on the Bonds when due unless it has received notice in writing from the Bond Purchaser. The provisions of this Section 4 apply notwithstanding any contrary provision of the Bond Resolution and constitute a “home office payment agreement” as contemplated by Section 4.03 of the Bond Resolution. So long as this home office payment agreement is in effect, (i) the Issuer shall not have any responsibility to make payments itself in respect of such Bonds, nor shall it be obligated to collect payments of Basic Rent or to take any other action in respect thereof, except at the express written direction of the Company or the Issuer; and (ii) the “Bond Fund” referred to in the Bond Resolution and the Rental Agreement shall not be established or utilized.

(c) The Bond Purchaser agrees to notify the Issuer and any Paying Agent of any failure of the Company to make any payment of principal of or interest on the Bonds when due. The Bond Purchaser agrees that if any Bond is sold or transferred it will notify the Issuer and the Company of the name and address of the transferee and it will, prior to delivery of such Bond, make a notation on such Bond of the date to which interest has been paid thereon and of the amount of any prepayments made on account of the principal thereof.

5. Representations, Warranties, Covenants and Agreements of the Issuer. The Issuer hereby represents, warrants, covenants and agrees as follows:

(a) Concerning the Issuer. The Issuer is a public body corporate and politic duly created and operating in the State of Georgia and is authorized by the Act (i) to offer, issue, sell and deliver the Bonds for the purposes specified in the Bond Resolution, and (ii) to enter into and perform its obligations under this Bond Purchase Agreement, the Bond, the Rental Agreement, the Bond Resolution, the Option Agreement, the Security Deed, the EDA and any other instrument or agreement to which the Issuer is a party and which has been executed by the Issuer in connection with the transactions contemplated by the foregoing documents (herein referred to together as the “Issuer Documents”) in order to accomplish the foregoing actions;

(b) Power and Authority. The Issuer has full power and authority to take all actions required or permitted to be taken by the Issuer by or under, and to perform and observe the covenants and agreements on its part contained in, the Issuer Documents, and the Issuer has complied with all provisions of applicable law, including the Act, in all matters related to such actions;

(c) Necessary Action. The Issuer has duly taken all action necessary to be taken by it or on its behalf for: (i) the offering, issuance, sale and/or delivery of the Bonds upon the terms and conditions and for the purposes described herein; (ii) the execution, delivery and performance of the Issuer Documents; and (iii) the carrying out, giving effect to, consummating and performing of the transactions and obligations contemplated hereby and thereby;

(d) Effectiveness of Documents. The Bond Resolution has been duly authorized by the Issuer and is, or will be, in full force and effect, and the Issuer Documents have been duly executed and delivered by the Issuer, and, assuming the due execution and delivery by the other parties hereto and thereto, constitute the legal, valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their respective terms, except that the binding effect and enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws in effect from time to time affecting the rights of creditors generally and except to the extent that the enforceability thereof may be limited by the application of general principles of equity;

(e) No Conflicts. The execution and delivery of the Issuer Documents, the compliance with the terms, conditions or provisions thereof and the consummation of the transactions herein and therein contemplated do not conflict with or constitute a breach of or a default under or result in a violation of the Act, any agreement or other instrument to which the Issuer is a party or by which the Issuer or any of its properties is bound, or any constitutional or statutory provisions or order, rule, regulation or ordinance, or any order, decree or judgment of any court, government or governmental authority having jurisdiction over the Issuer or any of its properties;

(f) Filings, Etc. All authorizations, consents and approvals of, notices to, registrations or filings with or actions in respect of any governmental body, agency or other instrumentality or court required to be obtained, given or taken on behalf of the Issuer in connection with the execution, delivery and performance by the Issuer of the Issuer Documents have been obtained, given or taken and will be in full force and effect;

(g) Litigation. Aside from legal proceedings required by law to validate the Bonds, or except as otherwise disclosed to the Company in writing, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body pending or, to the knowledge of the Issuer, threatened against or affecting the Issuer wherein an unfavorable decision, ruling or finding would adversely affect the validity of the Act, the validity or enforceability of, or the authority or ability of the Issuer to perform its obligations under, the Issuer Documents, the existence of the Issuer or the transactions contemplated by this Bond Purchase Agreement or the Issuer Documents;

(h) Validity of Bonds. The Bonds have been duly authorized, executed, issued and delivered and will constitute valid and binding limited obligations of the Issuer enforceable in accordance with their terms and the terms of the Bond Resolution, except that the binding effect and enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws in effect from time to time affecting the rights of creditors generally; and

(i) Certifications. Any certification authorized by resolution of the Issuer, signed by any authorized official or officials of the Issuer and delivered to the Bond Purchaser, shall be deemed a representation by the Issuer to the Bond Purchaser as to the statements made therein.

6. Representations, Warranties, Covenants and Agreements of the Bond Purchaser. The Bond Purchaser hereby represents, warrants, covenants and agrees as follows:

(a) Concerning the Bond Purchaser. The Bond Purchaser is a duly formed and validly existing Delaware limited liability company with full entity power (i) to purchase the Bonds and make Advances thereunder, and (ii) to enter into and perform its obligations under this Bond Purchase Agreement, and any other instrument or agreement to which the Bond Purchaser is a party and which has been executed by the Bond Purchaser in connection with the transactions contemplated by the foregoing documents (herein referred to together as the “Purchaser Documents”) in order to accomplish the foregoing actions;

(b) Power and Authority. The Bond Purchaser has full power and authority to take all actions required or permitted to be taken by the Bond Purchaser by or under, and to perform and observe the covenants and agreements on its part contained in, the Purchaser Documents, and the Bond Purchaser has complied with all provisions of applicable law, including the Act, in all matters related to such actions;

(c) Necessary Action. The Bond Purchaser has duly taken all action necessary to be taken by it or on its behalf for: (i) the purchase of the Bonds upon the terms and conditions and for the purposes described herein; (ii) the execution, delivery and performance of the Purchaser Documents; and (iii) the carrying out, giving effect to, consummating and performing of the transactions and obligations contemplated hereby and thereby;

(d) Effectiveness of Documents. The Purchaser Documents have been duly executed and delivered by the Bond Purchaser, and, assuming the due execution and delivery by the other parties hereto and thereto, constitute legal, valid and binding obligations of the Bond Purchaser, enforceable against the Bond Purchaser in accordance with their respective terms, except that the binding effect and enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws in effect from time to time affecting the rights of creditors generally and except to the extent that the enforceability thereof may be limited by the application of general principles of equity;

(e) No Conflicts. The execution and delivery of the Purchaser Documents, the compliance with the terms, conditions or provisions thereof and the consummation of the transactions herein and therein contemplated do not and will not conflict with or constitute a breach of or a default under or result in a violation of the Bond Purchaser’s organizational documents, any agreement or other instrument to which the Bond Purchaser is a party or by which the Bond Purchaser or any of its properties is bound, or any constitutional or statutory provisions or order, rule, regulation or ordinance, or any order, decree or judgment of any court, government or governmental authority having jurisdiction over the Bond Purchaser or any of its properties;

(f) Filings, Etc. All authorizations, consents and approvals of, notices to, registrations or filings with or actions in respect of any governmental body, agency or other instrumentality or court required to be obtained, given or taken on behalf of the Bond Purchaser in connection with the execution, delivery and performance by the Bond Purchaser of the Purchaser Documents have been obtained, given or taken and will be in full force and effect; and

(g) Litigation. Aside from legal proceedings required by law to validate the Bonds, or except as otherwise disclosed to the Issuer in writing, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body pending or, to the knowledge of the Bond Purchaser, threatened against or affecting the Bond Purchaser wherein an unfavorable decision, ruling or finding would adversely affect the validity or enforceability of, or the authority or ability of the Bond Purchaser to perform its obligations under, the Purchaser Documents, the corporate existence of the Bond Purchaser or the transactions contemplated by this Bond Purchase Agreement or the Purchaser Documents.

7. Investment. By acceptance hereof, the Bond Purchaser understands, represents and agrees that: (i) the obligations of the Issuer under the Bonds and under the related Issuer Documents, are special and limited obligations payable solely from the Security for the Bonds; (ii) the obligations of the Issuer under the Bonds and under the Issuer Documents, and the obligations of the Bond Purchaser under the Purchase Documents and any other obligations that would constitute “separate securities” relating to the Bonds (collectively, herein called the “Securities”) have not been registered under the Federal Securities Act of 1933, the Securities and Exchange Act of 1934, the Georgia Uniform Securities Act of 2008, or the securities laws, if applicable, of any other state, and applicable rules and regulations thereunder (collectively, the “Securities Acts”) and are unrated; (iii) no official statement or other offering document has been prepared in connection with the issuance of the Bonds; (iv) the Bond Purchaser shall have performed its own “due diligence” investigation as to the Issuer, the Project, the Company, and as to any of the sources of payment of debt service on the Bonds and has not relied on any representations of the Issuer, its members, directors, officials, employees, agents or legal counsel as to any matters relating to the adequacy of the Security to provide for the payment of debt service on the Bonds; (v) the Bonds are being purchased by the Bond Purchaser in a private placement for its own account and not with a view to resale or other distribution or transfer, except in a transaction in which the Bond Purchaser also assigns its leasehold interest in the Project; (vi) the Bonds may not be sold, transferred, pledged or hypothecated by the Bond Purchaser or any subsequent holders except in accordance with the provisions of the Bond Resolution governing transfers of the Bonds; and (vii) if any transfer of the Bonds would subject the Issuer or the Bond Purchaser to any disclosure requirements under any of the Securities Acts, the Bond Purchaser shall, at its own expense and without cost to the Issuer, make such disclosure as to the Issuer, the Bond Purchaser, the Project, the Security and the Bonds, as is required by the Securities Acts. The representations and agreements contained in this Section shall prevail over any inconsistent term or condition that may be contained in the Rental Agreement relating to the Project, in the Bond Resolution or in the Bonds.

8. Miscellaneous.

(a) Notices. Except as otherwise specifically provided in this Bond Purchase Agreement, it shall be sufficient service or giving of any notice, request, complaint, demand or other paper if the same shall be (i) received by U.S. mail; (ii) personally delivered to the intended recipient (or an officer of the intended recipient); (iii) sent by certified first-class mail, return receipt requested, postage prepaid; or (iv) sent by recognized overnight courier service, to the parties at their addresses below. The Issuer, the Bond Purchaser and the Company, by notice given hereunder, may designate any different addresses to which subsequent notices, certificates or other communications shall be sent:

Rivian Horizon, LLC, as Bond Purchaser

14600 Myford Road

Irvine, California 92606

Attention: VP of Facilities

With copies to:

Rivian Horizon, LLC

13250 North Haggerty Road

Plymouth, Michigan 48170

Attention: Associate General Counsel (Real Estate &

Construction)

Arnall Golden Gregory LLP

171 17 Street NW, Suite 2100

Atlanta, Georgia 30363

Attention: Andrew J. Schutt, Esq.

Joint Development Authority of Jasper County, Morgan County,

Newton County and Walton County

300 E Church Street

Monroe, GA 30655

Attention: Chairman c/o Andrea Gray

With a copy to:

Smith, Gambrell & Russell, LLP

1105 W. Peachtree St., N.E.

Suite 1000

Atlanta, Georgia 30309

Attention: Benjamin J. Brooks

(b) Benefit of Agreement. This Bond Purchase Agreement will inure to the benefit of and be binding upon the Issuer and the Bond Purchaser and the Company and their respective successors and assigns and will not confer any rights upon any other person, partnership, association or corporation.

(c) Effectiveness of Agreement. All of the findings, representations, warranties and covenants of the Issuer and the Bond Purchaser in this Bond Purchase Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Bond Purchaser or the Issuer; (ii) delivery of and any payment for the Bonds hereunder; or (iii) termination or cancellation of this Bond Purchase Agreement.

(d) Headings. Section and paragraph headings have been inserted in this Bond Purchase Agreement as a matter of convenience of reference only, and it is agreed that such section headings are not a part of this Bond Purchase Agreement and will not be used in the interpretation of any provisions of this Bond Purchase Agreement. Terms of any gender used herein shall include the masculine, feminine and neuter.

(e) Severability. If any provision of this Bond Purchase Agreement shall be held or deemed to be or shall, in fact, be invalid, inoperative or unenforceable as applied in any particular case in any jurisdiction or jurisdictions, or in all jurisdictions, because it conflicts with any provisions of any constitution, statute, rule of public policy or for any other reason, such circumstances shall not have the effect of rendering the provision in question invalid, inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions of this Bond Purchase Agreement invalid, inoperative or unenforceable to any extent whatsoever.

(f) Counterparts. This Bond Purchase Agreement may be executed in several counterparts, each of which shall be regarded as an original and all of which shall constitute one and the same document.

(g) Assignment. The Bond Purchaser shall be entitled to assign the Bonds and its rights under this Agreement only in accordance with the terms of Section 7 above and Section 2.04 of the Bond Resolution; otherwise, the rights and obligations of the Issuer, the Company and the Bond Purchaser hereunder shall not be assignable absent the written agreement of all parties hereto.

(h) Governing Law. This Bond Purchase Agreement shall be governed by and construed in accordance with the laws of the State of Georgia.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have caused this Bond Purchase Agreement to be duly executed as of the date first above written.

RIVIAN HORIZON, LLC, as Company and Bond Purchaser

By:	/s/ Claire McDonough
Title: Chief Financial Officer

ATTEST:

/s/ Julie Camou
Title: Executive Assistant

[Signature Page – Bond Purchase Agreement]

JOINT DEVELOPMENT AUTHORITY OF JASPER COUNTY, MORGAN COUNTY, NEWTON COUNTY AND WALTON COUNTY

By:	/s/ Jerry Silvio
Chairman

ATTEST:

By:	/s/ Bob Hughes
Secretary

[Signature Page – Bond Purchase Agreement]